UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2014

RETROPHIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36257	27-4842691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Third Avenue, 22nd Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 837-5863

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2014, the Board of Directors (the “Board”) of Retrophin, Inc. (the “Company”) appointed Jeffrey A. Meckler and Gary Lyons to serve as directors of the Company. Mr. Meckler and Mr. Lyons will also serve as members of the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), with Mr. Meckler serving as the chair of the Nominating Committee and Mr. Lyons serving as the chair of the Compensation Committee. The appointment of Mr. Meckler and Mr. Lyons brings the Company’s total number of directors to six.

In accordance with the Company’s non-employee director compensation policy, which was approved by the Board on October 8, 2014, upon their appointment as directors, Mr. Meckler and Mr. Lyons were each granted a nonqualified stock option to purchase 40,000 shares of the Company’s common stock at an exercise price equal to $10.48 per share, the closing price of the Company’s common stock on the date of grant, and a restricted stock unit covering 20,000 shares of the Company’s common stock, each of which will vest and become exercisable over a three year period following the date of grant. Additionally, Mr. Meckler and Mr. Lyons will each be entitled to receive a $45,000 annual retainer for their service as a director, and a supplemental annual retainer of $10,000 for their service as a member of the Audit Committee. As chair of the Nominating Committee and as a member of the Compensation Committee, Mr. Meckler will be entitled to receive a supplemental annual retainer equal to $7,500 and $7,500, respectively. As chair of the Compensation Committee and as a member of the Nominating Committee, Mr. Lyons will be entitled to receive a supplemental annual retainer equal to $10,000 and $5,000, respectively.

At each annual stockholder meeting following which Mr. Meckler’s and Mr. Lyons’ term as a director continues, as applicable, Mr. Meckler and Mr. Lyons will each be entitled to receive a nonqualified stock option to purchase 20,000 shares of the Company’s common stock, and a restricted stock unit covering 10,000 shares of the Company’s common stock, each which will vest and become exercisable over a one year period following the date of grant. Mr. Meckler and Mr. Lyons will each also enter into the Company’s standard form of indemnification agreement. The Company is not aware of any transaction involving Mr. Meckler and Mr. Lyons requiring disclosure under Item 404(a) of Regulation S-K.

Additional information about Mr. Lyons and Mr. Meckler can be found in the press releases issued by the Company on October 9, 2014 and October 10, 2014, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Retrophin, Inc. dated October 9, 2014.

99.2	Press Release of Retrophin, Inc. dated October 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.
Dated: October 10, 2014	By:	/s/ Stephen Aselage
	Name:	Stephen Aselage
	Title:	Interim CEO